Exhibit 10.17

FOURTH AMENDMENT TO INDUSTRIAL REAL ESTATE LEASE

THIS FOURTH AMENDMENT TO INDUSTRIAL REAL ESTATE LEASE is dated this 16th day of May, 2019 between PAGODA PARTNERS LLC, an Ohio limited liability company, having an address of 1801 E. Ninth Street, Suite 1600, Cleveland, Ohio 44114-3103 (“Landlord”), and ARHUAS, LLC a Delaware limited liability company, fka HOMEWORKS, INC, having an address of 51 East Hines Hill Road, Boston Heights, Ohio 44236 (“Tenant”).

RECITALS

A.

Landlord and Tenant entered into a certain Industrial Real Estate Lease, dated November 8, 2000 (the “Original Lease”), with respect to premises known as 7700 Northfield Road, Walton Hills, Ohio 44146.

B.

Landlord and Tenant amended the Original Lease pursuant to the first Amendment to Industrial Real Estate Lease dated September 22, 2004 (the “1st Amendment”), the Second Amendment to Industrial Real Estate Lease dated April 12, 2005 (the “2nd Amendment”), and the Third Amendment dated December 16, 2013 (the “3rd Amendment”).

C.	The parties desire to amend the Original Lease as previously amended (the “Lease”) to extend the Lease Term and set forth the rent for the remainder of the Lease Term.

NOW THEREFORE, for good and valuable consideration, the Landlord and Tenant agree as follows:

1.

Section 1.05 shall be deleted in its entirety and replaced with the following: Lease Term: Beginning on November 8, 2000 and ending on April 30, 2021. Subject to Landlord’s written approval and acceptance Tenant may extend the term in twelve (12) month increments by providing Landlord with notice six (6) months prior to the end of the then current termination date.

2.

Exhibit B-1 shall be deleted in its entirety and replaced with the following: From the date this Fourth Amendment is signed until the Lease termination date of April 30, 2021 or any renewal term thereafter, rent (inclusive of common area maintenance and insurance) shall be $113,242.32 per month.

The remaining provisions of the Lease shall remain unchanged and unaffected by this 4th Amendment.

IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Agreement as of the day and year first written above.

My commission expires:

April 10th, 2022

STATE OF OHIO	)
) SS
COUNTY OF SUMMIT	)

The foregoing instrument was acknowledged before me this 15th day of May, 2019, by Mark D. Thompson, President of Arhaus, LLC a Delaware limited liability company, on behalf of the limited liability company.

(SEAL)	/s/ Allan Churchmack
Notary Public

My commission expires:

PAGODA PARTNERS LLC,		Arhaus, LLC

By:	/s/ John P. Reed	By:	/s/ Mark D. Thompson
	John P. Reed, Manager		Mark D. Thompson, President

By:	/s/ Christopher E. Smythe
Christopher E. Smythe, Manager

STATE OF OHIO	)
) SS
COUNTY OF SUMMIT	)

The foregoing instrument was acknowledged before me this 15th day of May, 2019, by John P. Reed, a Manager of PAGODA PARTNERS LLC, an Ohio limited liability company, on behalf of the limited liability company

(SEAL)	/s/ Allan Churchmack
Notary Public

My commission expires:

STATE OF OHIO	)
) SS
COUNTY OF CUYAHOGA	)

The foregoing instrument was acknowledged before me this 16th day of May, 2019, by Christopher E. Smythe, a Manager of PAGODA PARTNERS LLC, an Ohio limited liability company, on behalf of the limited liability company

/s/ Ashley M. Puchajda Notary Public